UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended

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[X] Definitive Proxy Statement
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[   ] Soliciting Material under Rule 14a-12

THE COMMUNITY DEVELOPMENT FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE COMMUNITY DEVELOPMENT FUND

6255 Chapman Field Drive
Miami, Florida 33156
Dear Shareholder:

Enclosed is a proxy statement and proxy card for a Special Meeting of Shareholders (the “Meeting”) of The Community Development Fund (the “Fund”). As an investor in the Fund, you are cordially invited to attend a special shareholder meeting (the “Meeting”) on June 2, 2023, at 1:00 p.m., Eastern Time at the offices of Morgan Lewis & Bockius LLP, 200 S. Biscayne Blvd., Ste. 5300, Miami, Florida 33131-2339. If you are a shareholder of record of the Fund as of the close of business on May 5, 2023, you are entitled to vote at the Meeting, and any adjournment of the Meeting.
Although you may join us at the Meeting, most shareholders cast their votes by proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE NEED YOUR VOTE.

Your proxy card shows the proposal on which you are being asked to vote. We have enclosed a proxy card that we ask you to complete, sign, date and return as soon as possible, unless you plan to attend the Meeting and vote in person. Please follow the instructions on the proxy card.

PROPOSAL TO ELECT TRUSTEES OF THE FUND

The only proposal expected to be considered at the Meeting asks that you elect four trustees of the Fund to the Board of Trustees (the “Board”) to serve until their respective successors are elected and qualified. There are four nominees, one of whom is a new trustee and three of whom are current trustees. The proxy statement provides a description of each nominee’s background and current status with the Fund, along with other information.

The Board recommends that you vote “FOR” the election of each of the four nominees to the Board.

Thank you for your attention and consideration of this important proposal and for your investment in the Fund. If you need additional voting information, please call 1-800-203-0209 Monday through Friday, 9 a.m. to 10 p.m. Eastern Time.
Sincerely,
/s/ Kenneth H. Thomas

Kenneth H. Thomas
Director, President, Chief Executive Officer and Secretary

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED.  A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

THE COMMUNITY DEVELOPMENT FUND
6255 Chapman Field Drive
Miami, Florida 33156
PROXY STATEMENT
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 TO BE HELD ON
JUNE 2, 2023
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of The Community Development Fund (the “Fund”), to be voted at a special meeting of shareholders of the Fund to be held at the offices of Morgan Lewis & Bockius LLP, 200 S. Biscayne Blvd., Ste. 5300, Miami, Florida 33131-2339, on June 2, 2023, at 1:00 p.m. Eastern Time, and at any and all adjournments thereof (the “Meeting”). Shareholders of record of the Fund at the close of business on May 5, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. This Proxy Statement and the accompanying notice of special meeting and proxy card are first being mailed to shareholders on or about May 17, 2023.

The Fund currently offers Class A shares. Each full share will be entitled to one vote at the Meeting and each fraction of a share will be entitled to the fraction of a vote equal to the proportion of a full share represented by the fractional share. As of the Record Date, the Fund had 12,883,097.436 shares issued and outstanding.
As used in this proxy statement, the Fund’s Board of Trustees is referred to as the “Board,” and the term “Trustee” includes each trustee of the Fund.  A Trustee who is not an “interested person” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), is referred to in this proxy statement as an “Independent Trustee.”
The Meeting is being held to consider and vote on the following proposal as well as any other business that may properly come before the Meeting:
Proposal:  To elect, as a slate of nominees, each of the current Trustees and one new Trustee (individually, a “Nominee” and collectively, the “Nominees”) to the Fund’s Board of Trustees.

IMPORTANT NEWS FOR SHAREHOLDERS
Although we encourage you to read the full text of the enclosed proxy statement, for your convenience here is a brief overview of the matter that requires your vote as a shareholder of The Community Development Fund (the “Fund”).
Proposal:  To elect, as a slate of nominees, each of the current Trustees and one new Trustee (individually, a “Nominee” and collectively, the “Nominees”) to the Fund’s Board of Trustees (the “Board”).
Q & A: QUESTIONS AND ANSWERS
Q.  Why did you send me this information?
A.  You are receiving these proxy materials — a document that includes a Notice of Special Meeting to Shareholders, Proxy Statement and a proxy card — because you have the right to vote on these important proposal (the “Proposal”) concerning your investment in the Fund.
Q.  Why am I being asked to elect Trustees?
A.  The reasons behind the Proposal arise from legal requirements that apply to mutual funds, such as the Fund. Vacancies on a mutual fund’s board may be filled by appointment of a trustee (without a shareholder vote) if immediately after such appointment at least two-thirds of the trustees then holding office have been elected by shareholders. Two of the three current Trustees were elected by shareholders. The other current Trustee was appointed by the Board to fill a vacancy on the Board, at which time, there were three Trustees on the Board.
The Board recently determined that filling the current vacancy on the Board would be in the best interests of the Fund and its shareholders. However, the Board is unable to simply appoint a new Trustee to the Board to fill the vacancy because immediately after such appointment, less than two-thirds of the Trustees (two out of four or 50%) would be elected by shareholders. Therefore, shareholder approval is required to add the new Trustee to fill the vacancy on the Board.

Q.  How was the nomination of the new Trustee determined?
A.  The Board has a standing Governance Committee that is composed of all of the Independent Trustees (defined below) and operates under a written charter approved by the Board. The principal responsibilities of the Governance Committee include: (i) considering and reviewing Board governance and compensation issues; (ii) conducting a self-assessment of the Board’s operations; (iii) selecting and nominating all persons to serve as Trustees who are not “interested persons” of the Fund (“Independent Trustees”) and evaluating the qualifications of “interested” (as defined under the Investment Company Act of 1940, as amended (the “1940 Act”)); and (iv) reviewing shareholder recommendations for nominations to fill vacancies on the Board if such recommendations are submitted in writing and addressed to the Governance Committee at the applicable Trust’s offices. After considering a number of candidates, the Board’s Governance Committee has unanimously voted to recommend Ms. Caroline Eisner as a Nominee for Independent Trustee based on, among other things, her business and professional experience, knowledge of financial services and the Community Reinvestment Act of 1977, as amended (“CRA”), and industry reputation. Based in part on the recommendation of the Governance Committee, the full Board has also unanimously voted to recommend that shareholders vote to elect Ms. Eisner.
Q.  Why do current Trustees have to be elected?
A.  In addition to the election of Ms. Eisner as a new Trustee, shareholders are being asked to elect the full slate of current Trustees to the Board.  Given that the Fund will already be incurring the costs of a proxy statement to elect Ms. Eisner, the Board recommends that shareholders also elect (or re-elect, as the case may be) all of the current Trustees to the Board to reduce future Fund expenses by effectively extending the period of time until another shareholder proxy to elect trustees would be required. In other words, by electing the current Trustees at this time, the Fund will have more flexibility to fill a future vacancy on the Board (including any vacancy occurring as a result of an increase in the size of the Board) without having to incur the cost and time of a shareholder proxy. Even though some of the current Trustees have already been elected by the Fund’s shareholders, electing the full Board at a single point in time will result in a modest reduction of ongoing administrative work and will impose no additional cost on the Fund.
Q.  What will happen if the current Trustees are not elected?
A.  The current Trustees will remain in place on the Board, even if the Fund does not receive sufficient votes to formally elect them. However, failing to vote in favor of the Proposal would result in the Board not appointing Ms. Eisner as a Trustee and would result in the Fund incurring additional costs in connection with a shareholder proxy the next time that there is a vacancy on the Board. If the proposal is not approved, the Board will take such further action as it deems to be in the best interests of the Fund’s shareholders, which may include re-proposing the election of any Trustees who are not elected.
Q.  How does the Board recommend that I vote?
A.  After careful consideration, the Trustees, including the Independent Trustees who compose a majority of the Board, unanimously recommend that you vote “FOR” the Proposal.
Q.  How do I place my vote and whom do I call for more information?
A.  You may provide the Fund with your vote via mail or in person. Please follow the enclosed instructions to utilize any of these voting methods. If you need additional voting information, please call 1-800-203-0209 Monday through Friday, 9 a.m. to 10 p.m. Eastern Time.

Your Vote Is Important. Thank You for Promptly Recording Your Vote.

THE PROPOSAL
Shareholders of The Community Development Fund (the “Fund”) are being asked to elect, as a slate of nominees, each of the current Trustees and one new Trustee (individually, a “Nominee” and collectively, the “Nominees”) to the Fund’s Board of Trustees (the “Board”) (the “Proposal”).
The Board, including the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (“Independent Trustees”), unanimously recommends that shareholders of the Fund vote in favor of the Proposal.
Election of Trustees
For the Proposal, you are being asked to elect, as a slate of Nominees, each of the three current Trustees of the Fund, as well as one new Trustee. The Proposal arises from legal requirements that apply to mutual funds, such as the Fund. Specifically, the 1940 Act, which regulates mutual funds, permits vacancies on a mutual fund’s board to be filled by appointment of a trustee (without a shareholder vote) only if, immediately after such appointment, at least two-thirds of the mutual fund’s board of trustees have been elected by shareholders. The Board currently consists of three Trustees, two of whom were elected by shareholders. One of the current Trustees, Mr. Rodger D. Shay, was appointed by the Trustees then in office to fill vacancies on the Board, at which time, there were three Trustees on the Board.
At this time the Board is unable to appoint a Trustee to fill the current vacancy on the Board because immediately after such appointment, less than two-thirds of the Trustees would have been elected by shareholders. Therefore, shareholder approval of either a new Trustee or Mr. Shay, who was not previously elected, is required before the new Trustee can be added to fill the current vacancy on the Board.
At a meeting of the Board held on March 31, 2023, the Board unanimously voted to recommend that shareholders of the Fund elect Ms. Caroline Eisner as a new Independent Trustee of the Fund to fill this vacancy and also to elect the existing three Trustees of the Fund.
Although not required by applicable law or the Fund’s governing documents, the Board, for reasons of efficiency and to attempt to reduce future costs and expenses of the Fund, has determined that it is in the best interests of the Fund to seek the election by shareholders of all three current Trustees. If Ms. Eisner and all of the three current Trustees are elected, following the Meeting, all four Trustees of the Fund will have been elected by shareholders. This will likely permit the Board to fill several future vacancies on the Board over time before next having to incur the costly expense of a proxy solicitation.
If a plurality of voting shareholders of the Fund does not elect Ms. Eisner, then Ms. Eisner will not become a Trustee and the Board may, immediately or at a later time, consider re-proposing Ms. Eisner for election or finding a replacement candidate.
If, however, a plurality of voting shareholders of the Fund does not elect any or all of the current Trustees, such vote will not impact the composition of the Board but may result in higher costs and expenses of the Fund in the future.
Matters Considered by the Board
At a special meeting held on March 31, 2023 (the “Board Meeting”), the Board was provided with information regarding the Proposal and considered whether to recommend that shareholders vote in favor of the Proposal. Based on information provided to the Board during and in advance of the Board Meeting and subsequent review and consideration, the Board unanimously voted, within the context of its full deliberations, to recommend that shareholders of the Fund vote in favor of the proposal to elect Ms. Eisner as a new Independent Trustee and elect all three current Trustees of the Fund.
Prior to the Board Meeting, the Board considered and discussed, among other things, information about the current Trustees’ capacity, their expected length of service, the experience and knowledge of the Board, both individually and in the aggregate, the size and complexity of the Fund and the growth trajectory of the Fund. The Board also took into account that the Board recently had been composed of four trustees and how the Board had operated with a size of four trustees.
In considering candidates to serve as a new Independent Trustee, the Board and its Governance Committee generally considered each potential candidate’s business or professional experience, and reputation. In addition, the Governance Committee evaluated each candidate’s qualifications for Board membership and the independence of such candidates from the investment advisers and other principal service providers for the Fund as well as any relationships beyond those delineated in the 1940 Act that might impair independence. The Board and the Governance Committee also considered each candidate’s expertise with respect to financial and accounting matters and the age and expertise of the current Trustees. Ms. Eisner’s experience and qualifications are discussed below.
In determining to recommend that shareholders vote in favor of electing Ms. Eisner to the Board, in addition to Ms. Eisner’s qualifications and experience, the Board determined (1) that Ms. Eisner is sufficiently independent from relationships with Community Development Fund Advisors, LLC (the “Adviser”), which is the Fund’s investment adviser, and other principal service providers of the Fund, both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder; (2) that Ms. Eisner demonstrated an ability and willingness to make the considerable time commitment, including personal attendance at Board meetings, believed necessary to her function as an effective Board member; and (3) that Ms. Eisner has no continuing relationship as a director, officer or board member of any U.S. registered investment company. The Board also took into consideration that Ms. Eisner’s law firm represents an affiliate of the Fund’s sub-adviser, and the fact that Ms. Eisner has confirmed her independence with respect to the Fund and the Fund’s sub-adviser.
In considering whether to recommend that shareholders elect the three current Trustees, the Board considered and discussed information about the 1940 Act voting requirements, the potential to mitigate future costs, and the flexibility that may be created with respect to the future appointment of Trustees to the Board if shareholders elect the current Trustees. The Board also considered its current composition, including its individual and collective business and professional experience. The Board also considered the fact that because the Fund would have to undertake the costs of a proxy in order to elect Ms. Eisner as a new Trustee to the Board, the Fund would be able to significantly capitalize on economies of scale in electing the current Trustees alongside Ms. Eisner as a slate of Nominees for the Board.
If shareholders elect Ms. Eisner, it is anticipated that she will begin to serve the Fund as an Independent Trustee immediately after the Meeting. Irrespective of whether shareholders elect the three current Trustees, all three current Trustees will continue to serve as Trustees without interruption.
Individual Nominee Qualifications
The Board has determined to recommend to shareholders that each of the Nominees should be elected to the Board because of his or her ability to review and understand information about the Fund, identify and request other information relevant to the performance of his or her duties, question management and other service providers regarding material factors bearing on the management and administration of the Fund, and exercise his or her business judgment in a manner that serves the best interests of the Fund’s shareholders. The Board has concluded that each of the Nominees should serve as a Trustee based on his or her own experience, qualifications, attributes and skills as described below.
New Independent Trustee Nominee
Caroline Eisner, Esq. is counsel in the Financial Services & Products Group at Alston & Bird LLP. She focuses her practice on regulatory and enforcement matters, which include issues involving the Community Reinvestment Act (CRA), Fair Housing Act (FHA), and Equal Credit Opportunity Act (ECOA). She

advises clients on responding to allegations of discriminatory or unfair lending practices, including redlining and reverse redlining, and assists clients to design and implement preventative and detective controls to help avoid such claims. She is a frequent speaker and author on CRA issues with a particular emphasis on the current efforts at modernization and how clients can plan for the changes. Ms. Eisner has represented clients in matters before the Department of Justice (DOJ), Consumer Financial Protection Bureau (CFPB), Federal Reserve Board, Office of the Comptroller of the Currency (OCC), Federal Deposit Insurance Corporation (FDIC), and state attorneys general. The business address of Ms. Eisner is 90 Park Avenue, 15th Floor, New York, New York 10016.
Current Independent Trustees and Nominees
Ronald “Ron” Lindhart was a career bank regulator with 37 years’ experience with the Office of the Comptroller of the Currency (“OCC”), the Administrator of National Banks, of the U.S. Department of the Treasury.  While at the OCC, he served in various executive capacities including Deputy Comptroller of the Currency for Compliance Management, Director of the Enterprise Governance Division, Director of the Quality Management Division, and Director for International Banking and Finance in Washington, D.C.  He was also an Assistant Deputy Comptroller of the Currency, responsible for supervising community national banks headquartered in South Florida, while at the OCC. Since 2012, Mr. Lindhart has been the Chief Executive of Banking Strategies International, LLC, a strategic advisory consulting firm. Mr. Lindhart is also a member of the Board of Directors of a nationally chartered bank headquartered in Miami. The business address of Mr. Lindhart is 1520 Plantation Oaks Lane, Amelia Island, Florida 32034.
Rodger D. Shay, Jr. joined the Board on February 27, 2018. Mr. Shay has been Chief Executive Officer and Chairman of the Board of Directors of Austin Atlantic Inc. since January 2016 and President and Chairman of the Board of Directors of Austin Atlantic Capital Inc. since June 2016. He also serves as Chairman of the Board of Directors of Anthem Bank and Trust, as a member of the Board of Directors of Cristo Rey Miami High School Inc., Catholic Charities Foundation and the Investment Committee for the Archdiocese of Miami, Inc., and the Director of Cristo Rey Miami High School Work Study Program, Inc. Previously, Mr. Shay served as President of Shay Financial Services, Inc. from January 2008 to June 2016 and as a member of the Board of Directors of Asset Management Fund, Inc. from January 2005 to October 2015. The business address of Mr. Shay is 1 Alhambra Plaza, Suite 100, Coral Gables, Florida 33134.
Current Interested Trustee and Nominee
Kenneth H. Thomas, Ph.D. is the nation’s leading expert and author on the Community Reinvestment Act of 1977, as amended (the “CRA”). Dr. Thomas has advised federal bank regulators on CRA and related public policy issues, including training federal bank CRA examiners and has consulted with numerous banks and thrifts on all aspects of CRA. He also has testified before Congress and federal bank regulators several times on the CRA and related bank regulatory and public policy issues and has written numerous articles and two books on CRA. Dr. Thomas was a member of the Finance Department faculty at The Wharton School of the University of Pennsylvania for 42 years where he taught Banking and Monetary Economics. Dr. Thomas is also a member of the Board of Directors and Chairman of the Nominating/Corporate Governance Committee of NorthEast Community Bank and NorthEast Community Bancorp, Inc. The business address of Dr. Thomas is 6255 Chapman Field Drive, Miami, Florida 33156.
In its periodic assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Trustees primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Fund. Moreover, references to the qualifications, attributes and skills of Nominees are pursuant to requirements of the U.S. Securities and Exchange Commission, do not constitute holding out of the Board or any Nominee as having any special expertise or experience, and shall not be deemed to impose any greater responsibility or liability on any such person or on the Board by reason thereof.

The tables below show information about the Nominees, including each of the current Trustees.

				Number of
		Term of		Funds
Name,		Office and	Principal	in Fund
Address and	Position(s)	Length	Occupation(s)	Complex to	Other Directorships
Year of	Held with	of Time	During	be Overseen	Held by Director or
Birth	the Fund	Served[1]	Past 5 Years	by Nominee	Nominee for Director
Nominee for Interested Trustee
Kenneth H. Thomas, Ph.D Birth Year: 1947	Chairman and Chief Executive Officer, President and Secretary	Since 2015 (President, Chief Executive Officer and Secretary since 2016)	Bank Consultant (August 1975-present)	1	Board Member and Chairman, Nominating/Corporate Governance Committee of NorthEast Community Bank and NorthEast Community Bancorp, Inc.
Nominees for Independent Trustee
Rodger D. Shay, Jr. Birth Year: 1959	Trustee	Since 2018	Chief Executive Officer and Chairman, Austin Atlantic Inc. (January 2016-present); and Chairman, Anthem Bank and Trust	1	Board Member, Cristo Rey Miami High School Inc.; Board Member, Catholic Charities Foundation; Board Member, Investment Committee for the Archdiocese of Miami, Inc.; and Director, Cristo Rey Miami High School Work Study Program, Inc.

Ronald Lindhart Birth Year: 1956	Trustee	Since 2015	Chief Executive, Banking Strategies International, LLC (2012-present)	1	Board Member, City National Bank
Nominee for Independent Trustee (New Trustee)
Caroline Eisner, Esq. Birth Year: 1983	None	n/a	Counsel, Alston & Bird LLP (2021-present); Associate, Buckley LLP (2013-2021)	1	None

1 The officers of the Fund have been elected by the Board. Each officer shall hold office until the election and qualification of his or her successor or until earlier resignation or removal.

Securities Beneficially Owned by Each Trustee
As of December 31, 2022, the Trustees of the Fund beneficially owned equity securities of the Fund within the dollar ranges presented in the table below. As of such date, Ms. Eisner did not own any shares of the Fund.

Name of Trustee	Dollar Range of Fund Shares
Kenneth H. Thomas, Ph.D.	Over $100,000
Ronald Lindhart	None
Rodger D. Shay, Jr.	None
Caroline Eisner, Esq.	None
Board Composition and Leadership Structure
There are three members of the Board, two of whom are Independent Trustees. Kenneth H. Thomas, Ph.D. serves as Chairman of the Board. Ronald Lindhart serves as the lead Independent Trustee. The Fund has determined its leadership structure is appropriate given the specific characteristics and circumstances of the Fund. The Fund made this determination in consideration of, among other things, the fact that the Independent Trustees constitute a super-majority (67%) of the Board, the amount of assets under management in the Fund and the number of funds (and classes of shares) overseen by the Board. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Trustees from Fund management.
The Board has two standing committees: the Audit Committee and the Governance Committee. The Audit Committee is chaired by an Independent Trustee and composed of all of the Independent Trustees. The Governance Committee is chaired by an Independence Trustee and composed of all Independent Trustees. The Board may establish other committees or nominate one or more Trustees to examine particular issues related to the Board’s oversight responsibilities, from time to time. Each Committee meets periodically to perform its delegated oversight functions and reports its findings and recommendations to the Board.

Board Oversight of Risk Management
Like most mutual funds, the day-to-day business of the Fund, including the management of risk, is performed by third party service providers, such as the Adviser, the Sub-Adviser, the Distributor and the Administrator. The Trustees are responsible for overseeing the Fund’s service providers and therefore have oversight responsibility with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have adverse material effects on the business, operations, shareholder services, investment performance or reputation of the Fund. The Fund and its service providers employ a variety of processes, procedures and controls to identify risks, to lessen the probability of their occurrence and/or to mitigate the effects of such risks if they do occur. Each service provider is responsible for one or more discrete aspects of the Fund’s business (e.g., the Adviser is responsible for the investment performance of the Fund and, along with the Board, is responsible for the oversight of the Sub-Adviser, which, in turn, is responsible for the day-to-day management of the Fund’s portfolio investments) and, consequently, for managing the risks associated with that business. The Board has emphasized to the Fund’s service providers the importance of maintaining vigorous risk management.
The Board recognizes that not all risks that may affect the Fund can be identified and/or quantified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Reports received by the Trustees as to risk management matters are typically summaries of the relevant information. Most of the Fund’s investment management and business affairs are carried out by or through the Adviser, the Sub-Adviser and the Fund’s other service providers, each of which has an independent interest in risk management and each of which has policies and methods by which one or more risk management functions are carried out. These risk management policies and methods may differ in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s ability to monitor and manage risk, as a practical matter, is subject to limitations.
Board Committees
The Board has two standing committees: the Audit Committee and the Governance Committee. The Audit Committee and Governance Committee are each chaired by an Independent Trustee and composed of all of the Independent Trustees. The Board may establish other committees or nominate one or more Trustees to examine particular issues related to the Board’s oversight responsibilities, from time to time. Each Committee meets periodically to perform its delegated oversight functions and reports its findings and recommendations to the Board.

The Board has a standing Audit Committee that is composed of each of the Independent Trustees. The Audit Committee operates under a written charter approved by the Board. The principal responsibilities of the Audit Committee include: (i) recommending which firm to engage as the Fund’s independent auditor and whether to terminate this relationship; (ii) reviewing the independent auditor’s compensation, the proposed scope and terms of its engagement and the firm’s independence; (iii) pre-approving audit and non-audit services provided by the Fund’s independent auditor to the Fund and certain other affiliated entities; (iv) serving as a channel of communication between the independent auditor and the Trustees; (v) reviewing the results of each external audit, including any qualifications in the independent auditor’s opinion, any related management letter, management’s responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Audit Committee by the Administrator that are material to the Fund as a whole, if any, and management’s responses to any such reports; (vi) reviewing the Fund’s audited financial statements and considering any significant disputes between the Fund’s management and the independent auditor that arose in connection with the preparation of those financial statements; (vii) considering, in consultation with the independent auditor and the Fund’s senior internal accounting executive, if any, the independent auditor’s report on the adequacy of the Fund’s internal financial controls; (viii) reviewing, in consultation with the Fund’s independent auditor, major changes regarding auditing and accounting principles and practices to be followed when preparing the Fund’s financial statements; and (ix) other audit-related matters. In addition, the Audit Committee is responsible for the oversight of the Fund’s compliance program. If Ms. Eisner is elected by shareholders, it is expected that the Board would appoint her to the Audit Committee.

The Board has a standing Governance Committee that is composed of all of the Independent Trustees. The Governance Committee operates under a written charter approved by the Board. The principal responsibilities of the Governance Committee include: (i) considering and reviewing Board governance and compensation issues; (ii) conducting a self-assessment of the Board’s operations; (iii) selecting and nominating all persons to serve as Independent Trustees and evaluating the qualifications of “interested” (as defined under the 1940 Act) Trustee candidates; and (iv) reviewing shareholder recommendations for nominations to fill vacancies on the Board if such recommendations are submitted in writing and addressed to the Governance Committee at the applicable Trust’s offices. If Ms. Eisner is elected by shareholders, it is expected that the Board would appoint her to the Governance Committee.
Compensation of Trustees
There is no stated term of office for the Trustees. The Fund pays no compensation to the Trustees listed below who are “interested persons” of the Fund (as defined in the 1940 Act). The Independent Trustees are each paid $1,250 per Board meeting for their services to the Fund, and the Trustees are reimbursed by the Fund for their travel expenses related to Board meetings. The Trustees do not receive any pension or retirement benefits from the Fund. The Fund paid the following fees to the Trustees during the Fund’s most recently completed fiscal year:

Name	Aggregate Compensation from Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund and Fund Complex*
Ronald Lindhart	$5,000	None	None	$5,000
Rodger D. Shay, Jr.	$5,000	None	None	$5,000

*	Includes reimbursement for any out-of-pocket expenses incurred to attend meetings of the Board.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE ELECTION OF ALL NOMINEES.
ADDITIONAL INFORMATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Tait, Weller & Baker LLP (“Tait Weller”), with offices at 50 South 16th Street, Suite 2900, Philadelphia, Pennsylvania 19102, serves as the Fund’s independent registered public accounting firm and provides audit and tax services to the Fund.
Audit Fees. Below are the aggregate fees billed for the Fund’s last two fiscal years for professional services rendered by Tait Weller for the audit of the Fund’s annual financial statements or services that are normally provided by Tait Weller in connection with statutory and regulatory filings or engagements for those years. These services include the audits of the financial statements of the Fund, issuance of consents, income tax provision procedures and assistance with review of documents filed with the SEC. The aggregate fees billed for professional services rendered by Tait Weller, in connection with the annual audit of the Trust’s financial statements and for services normally provided by Tait Weller in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2021 and December 31, 2022 were $15,100 and $15,500, respectively.

Audit-Related Fees. There were no fees billed to the Fund in the Fund’s last two fiscal years for other products and services by Tait Weller, other than the services reported above.

Board Consideration of Non-Audit Services. With respect to engagements that related directly to the operations or financial reporting of the Fund, there were no fees billed by Tait Weller for Audit-Related Services to the Adviser or any entity controlling, controlled by or under common control with the Adviser that provides ongoing services to the Fund (together referred to herein as “Affiliated Service Providers”) for the Fund’s last two fiscal years.
All Other Fees. There were no fees billed to the Fund in the Fund’s last two fiscal years for other products and services by Tait Weller, other than the services reported above (together, “Other Fees”). With respect to engagements that related directly to the operations or financial reporting of the Fund, Tait Weller did not bill the Adviser or the Affiliated Service Providers for Other Fees in each Series’ last two fiscal years.

OTHER MATTERS
The Board is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

INFORMATION ABOUT SERVICE PROVIDERS
Investment Adviser
Community Development Fund Advisors, LLC, a Delaware limited liability company located at 6255 Chapman Field Drive, Miami, Florida 33156, currently serves as the investment adviser to the Fund pursuant to an investment advisory agreement between the Fund and the Adviser, dated January 22, 2016.  The Adviser’s beneficial owner is Kenneth H. Thomas, Ph.D.
Principal Underwriter
Foreside Fund Services, LLC is the distributor (also known as the principal underwriter) of shares of the Fund and is located at Three Canal Plaza, Suite 100, Portland, Maine 04101.
Administrator
SEI Investments Global Funds Services serves as the Fund’s administrator and is located at One Freedom Valley Drive, Oaks, Pennsylvania 19456.
Transfer Agent
UMB Fund Services, Inc. (the “Transfer Agent”) has its principal business offices at 235 W Galena Street, Milwaukee, Wisconsin 53212. The Fund and the Transfer Agent have entered into a transfer agency agreement (the “Transfer Agency Agreement”). Under the Transfer Agency Agreement, the Transfer Agent is responsible for, among other things, communications with shareholders and maintaining shareholder account records.

VOTING INFORMATION
Quorum and Required Vote for the Proposal
Under the Fund’s Agreement and Declaration of Trust, thirty-three and one-third percent (33-1/3%) entitled to vote on a Proposal constitutes a quorum for the transaction of business with respect to that Proposal. According to the Fund’s Agreement and Declaration of Trust, a majority of the shares voted at a meeting at which a quorum is present will decide any questions, and a plurality will elect a Trustee. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve the Proposal or any other matter as may properly come before the Meeting are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to the Proposal.
In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the Proposal that is the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the additional information, if any, to be provided to shareholders with respect to the reasons for the solicitation.
A shareholder vote may be taken on the Proposal or on any other matter that may properly come before the Meeting prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes” (that is, proxies from brokers or Nominees indicating that these persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or Nominees do not have discretionary power), if any, will be treated as shares that are present but which have not been voted. An affirmative vote of a plurality of the shares present or represented by proxy for the Fund is required to elect the Nominees for election as Trustees.

Voting

Shares represented by duly executed proxies will be voted at the Meeting in accordance with the instructions given. However, if no instructions are specified on the proxy with respect to the Proposal, shares will be voted FOR the approval of the Proposal(s) and in accordance with the judgment of the persons appointed as proxies upon any other matter that may properly come before the Meeting. Your vote is important no matter how many shares you own. You can vote easily and quickly by mail or at the Meeting. Should you require additional information regarding the proxy or replacement proxy cards, you may contact the Fund at 1-800-203-0209.
Revocation
A shareholder may revoke a previously submitted proxy at any time prior to the Meeting by (i) a written revocation, which must be signed and include the shareholder’s name and account number, received by the Secretary of the Fund at 6255 Chapman Field Drive, Miami, Florida 33156; (ii) properly executing a later-dated proxy; or (iii) attending the Meeting and voting.
OTHER INFORMATION
Solicitation of Proxies, Payment of Expenses
The solicitation of proxies is being made on behalf of the Board, by the Fund. The anticipated cost associated with the solicitation of proxies is expected to be nominal because of the Fund’s relatively small shareholder base. If necessary, proxies may be solicited by mail, electronically, by telephone, fax, in person or by other means, and representatives of the Fund, the Adviser and the Administrator may participate in the solicitation of proxies.

The Fund will pay all expenses related to conducting this solicitation of proxies, including, but not limited to, preparation, printing and mailing of this Proxy Statement and its enclosures, legal fees, and solicitation costs. The Fund estimates these costs to be approximately $10,000. The payment of such fees will be considered an extraordinary expense for the Fund and, therefore, will not be subject to any expense limitation or reimbursement agreement in effect for the Fund.

Submission of Shareholder Proposals
The Fund is organized as a statutory trust under the laws of the state of Delaware.  As such, the Fund is not required to, and does not, hold annual meetings.  Nonetheless, the Board may call a special meeting of shareholders for action by shareholder vote as may be required by the 1940 Act or as required or permitted by the Fund’s Agreement and Declaration of Trust and By-Laws.  Shareholders of the Fund who wish to present a proposal for action at a future meeting should submit a written proposal to the Fund for inclusion in a future proxy statement.  Submission of a proposal does not necessarily mean that such proposal will be included in the Fund’s proxy statement since inclusion in the proxy statement is subject to compliance with certain federal regulations.  Shareholders retain the right to request that a meeting of the shareholders be held for the purpose of considering matters requiring shareholder approval.
Beneficial Ownership of Shares and Security Ownership of Management
Exhibit A to this Proxy Statement contains information about the beneficial ownership by shareholders of five percent (5%) or more of the Fund’s outstanding shares as of the Record Date.
Other Business
The Board does not intend to present any other business at the Meeting. If any other matter may properly come before the Meeting, or any adjournment(s) thereof, the persons named in the accompanying proxy card intend to vote, act, or consent thereunder in accordance with their best judgment at that time with respect to such matters unless such proxy contains specific restrictions to the contrary.

Annual and Semi-Annual Report to Shareholders
For a free copy of the Fund’s annual report dated December 31, 2022, which covers the period from January 1, 2022 to December 31, 2022, or semi-annual report dated June 30, 2022, which covers the period from January 1, 2022 to June 30, 2022, shareholders of the Fund may call 1-844-445-4405 or write to the Fund at: PO Box 2175, Milwaukee, WI 53201 (Overnight Mail: C/O UMB Fund Services, 235 W Galena Street, Milwaukee, WI 53212).
THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE PROPOSAL.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO VOTE BY MAIL AS EXPLAINED IN THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Trustees
/s/ Kenneth H. Thomas
Kenneth H. Thomas
Director, President, Chief Executive Officer and
Secretary

EXHIBIT A
BENEFICIAL OWNERSHIP OF SHARES OF THE FUND
5% Shareholders. As of the Record Date, the following persons were the only persons who were record owners or, to the knowledge of the Fund, were beneficial owners of 5% or more of the Fund’s outstanding shares. The Fund believes that most of the shares referred to in the table below were held by the below persons in accounts for their fiduciary, agency, or custodial customers.

Name and Address	Number of Shares	% of Fund
Northeast Community Bank 325 Hamilton Ave White Plains, NY 10601	2,045,439.938	15.88%
UMB Bank N.A. 1010 Grand Blvd. Kansas City, MO 64106	1,146,480.653	8.90%
Cross River Bank 400 Kelby St. Fort Lee, NJ 07024	1,659,292.035	12.88%
City National Bank of Florida Attention Investments Department Miami, FL 33131	2,120,719.344	16.46%
Metro City Bank 5114 Buford HWY Doraville, GA 30340	1,167,778.106	9.06%

FORM OF PROXY CARD